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                                                                      EXHIBIT 23



                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-93655) pertaining to the Employee Stock Purchase Plan; Fourth Amended and Restated Employees Stock Option Plan of The Ackerley Group, Inc. of our report dated February 1, 2000 (except for Note 3, as to which the date is February 22, 2000) with respect to the consolidated financial statements of The Ackerley Group, Inc. included in the Annual Report on Form 10-K for the year ended December 31, 1999.


                                             /s/ ERNST & YOUNG, LLP

Seattle, Washington
March 23, 2000